CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Statement by Experts" and to the use of our reports dated June 28, 2012 (except for Note 1c and Note 13, to which the date is August 31, 2012) in Amendment No. 2 to the Registration Statement on Form 20-F of Morria Biopharmaceuticals, PLC., dated October 29, 2012.

Tel Aviv, Israel	/s/ Kost, Forer, Gabbay & Kasierer KOST, FORER, GABBAY & KASIERER
October 29, 2012	A member of Ernst & Young Global